BUGSOLVER.COM, INC.

                             SHAREHOLDERS AGREEMENT

                               BUGSOLVER.COM, INC.

                             SHAREHOLDERS AGREEMENT

         AGREEMENT made as of September 30, 2000, by and among BugSolver.com, Inc., a Delaware corporation (the "COMPANY"), TEKINSIGHT.COM, INC., a Delaware corporation ("TEK"), and the additional investors identified on Annex 1 to this Agreement (the "ADDITIONAL INVESTORS," and collectively with TEK, the "INVESTORS").

                                    RECITALS

         WHEREAS, Tek has purchased 3,500,000 shares of the Common Stock, par value $.01, of the Company (the "Common Shares"), and the Additional Investors have purchased in the aggregate 1,000,000 shares of the Company's Series A Convertible Redeemable Preferred Stock, par value $0.01 per share ("SERIES A SHARES") pursuant to the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company, Tek and the additional investors (the "PURCHASE AGREEMENT");

         WHEREAS, the parties hereto wish to consolidate and conform certain rights and obligations with respect to the Company and the Company's capital stock; and

         WHEREAS, as a condition of and in order to induce the above-described investment by the Additional Investors, the Company is willing to enter into this Agreement;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, the Company and the Investors, severally and not jointly, hereby agree as follows:
x
SECTION 1

                                     GENERAL

     1.1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:


     (a) "BOARD" means the Board of Directors of the Company.

     (b) "CLOSING" has the meaning assigned to it in the Purchase Agreement.

     (c) "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (d) "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Company.

     (e) "CONVERSION SHARES" mean the shares of Common Stock issued or issuable upon conversion of the Series A Shares.


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     (f) "EXCHANGE ACT" means the  Securities  Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     (g) "HOLDER" OR "HOLDERS" means or mean the Investors and/or any transferee or assignee thereof that owns or has the right to acquire Securities.

     (h) "PURCHASE AGREEMENT" is defined in the Recitals.

     (i) "QUALIFIED IPO" means an IPO in which the aggregate price paid for shares of Common Stock by the public is at least $20 million.

     (j) "RESTRICTED SECURITIES" mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof (or any similar legend).

     (k) "RULE 144" means that provisions of Rule 144 promulgated by the Commission under the Securities Act, or any successor regulation.

     (l) "SECURITIES" mean (i) the Company's equity or debt securities, (ii) rights, options or warrants to subscribe for, purchase or otherwise acquire any equity or debt security of the Company and (iii) any agreement or commitment to issue any of the foregoing.

     (m) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     (n) "SERIES A SHARES" are defined in the Recitals.


     1.2 OTHER MEANINGS. Wherever used in this Agreement (a) the words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation"; (b) the word "day" means a calendar day unless otherwise specified; (c) the word "party" means each and every person whose signature is set forth at the end of this Agreement; (d) the word "law" (or "laws") means any statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, injunction, mandate or other legally binding requirements of a government entity; (e) the word "notice" means notice in writing (whether or not specifically stated) and includes notices, consents, approvals and any other written communication contemplated under this Agreement; and (f) the word "business day" means any day other than Saturday, Sunday or a day on which commercial banks located in New York City, New York, are required or authorized by law to close. Unless specified to the contrary, references to Articles, Sections, Schedules and/or Exhibits mean the particular Article, Section, Schedule or Exhibit in or to this Agreement. References to this Agreement shall include this Agreement as varied or modified from time to time by the parties. Unless the context otherwise requires, words in the singular number include the plural and vice versa.

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

SECTION 2
                      TRANSFER RESTRICTIONS; SECURITIES ACT

     2.1 RESTRICTIONS ON TRANSFERABILITY. The Series A Shares and Conversion Shares are not transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Investor will cause any proposed transferee of the Series A Shares and the Conversion Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2, including signing appropriate documentation.

     2.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Series A Shares, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Series A Shares or Conversion Shares upon any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event, shall (unless otherwise provided in Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY TO THE EFFECT SUCH REGISTRATION IS NOT REQUIRED OR PURSUANT TO RULE 144. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE CORPORATION'S PRINCIPAL EXECUTIVE OFFICE.

2.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities shall comply in all respects with the provisions of this
Section 2.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) shall be accompanied by either (i) a written opinion of legal counsel addressed to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; PROVIDED, HOWEVER, that no opinion of counsel or "no

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

action" letter shall be required for any transfer resulting solely from a distribution of securities from a partnership to its partners or from a limited liability company to its members or from a corporation to its wholly-owned subsidiary. Each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provision of the Securities Act. The Company shall reissue promptly unlegended certificates evidencing Securities at the request of any holder thereof if such Securities may be sold pursuant to Rule 144(k) of the Securities Act or if such holder provides the Company with an opinion of counsel (reasonably acceptable to the Company) stating that such Securities may be lawfully transferred without any restrictive legend.

SECTION 3

                                    RESERVED

SECTION 4

                             RIGHT OF FIRST REFUSAL

4.1      RIGHT OF FIRST REFUSAL.

     (a) If at any time any additional investor (the "TRANSFERRING SHAREHOLDER") desires to sell, transfer, or otherwise dispose of, all or any part of his or her shares of capital stock in the Company pursuant to a bona-fide offer from a third party (the "PROPOSED TRANSFEREE"), the Transferring Shareholder shall submit a written offer (the "OFFER") to sell such shares (the "OFFERED SHARES") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Transferring Shareholder proposes to sell such Offered Shares to the Proposed Transferee and shall also provide a copy of the Offer to Tek. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of shares owned by the Transferring Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement any or all of the Offered Shares (subject to the requirement set forth in Section 4.1(d) below that all of the Offered Shares are purchased in the aggregate by the Company and Tek) for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

(b) The Company shall have the right to purchase any or all of the Offered Shares (subject to the requirement set forth in Section 4.1(d) below that all of the Offered Shares are purchased in the aggregate by the Company and Tek) by giving notice of its intention to purchase same to the Transferring Shareholder within fifteen (15) days of receipt of notice of the Offer. The Company shall simultaneously provide a copy of such notice to Tek. The closing of the purchase and sale of the Offered Shares, whether pursuant to Section 4.1(a) or 4.1(b), shall take place not more than sixty (60) days following the Company's receipt of notice of the proposed sale of the Offered Shares.

     (c) In the event the Company fails to notify the Transferring Shareholder that it intends to purchase all of the Offered Shares, or fails to purchase all such Offered Shares, Tek shall have the right to purchase (subject to the requirement set forth in Section 4.1(d) below that all of the Offered Shares are purchased in the aggregate by the Company and Tek) not less than all of the Offered Shares not purchased by the Company on the terms and conditions set forth in the Offer. Tek shall give notice of its intent to purchase its portion of such offered shares to the transferring shareholder (the "TEK NOTICE") within fifteen (15) days following the expiration of the Company's period for giving notice to the Transferring Shareholder pursuant to paragraph (b) above. The closing of the purchase and sale of such Offered Shares by Tek shall take place within sixty (60) days of the date the Company received notice of the proposed sale of the Offered Shares.

     (d) The Offer and the rights of the Company and Tek to purchase Offered Shares under Sections 4.1(b) and (c) ABOVE ARE CONDITIONED ON THE PURCHASE OF ALL of the Offered Shares by the Company and Tek in the aggregate.

         If the form of consideration (other than cash or cash-equivalents) offered by the Proposed Transferee are such that the Company and/or Tek cannot, despite reasonable efforts, furnish the same form of consideration, then the Company and/or Tek, as the case may be, may purchase the Offered Shares for substitute consideration in a cash amount determined by an appraisal of the value of such consideration by an appraiser to be mutually agreed upon. If an appraiser cannot be agreed upon, then the Company and/or Tek, acting together, as the case may be, and the Transferring Shareholder shall each choose an appraiser and the value of the consideration shall be the arithmetic mean of the values determined by each appraiser. If the parties agree on an appraiser, the cost of appraisal shall be divided between them equally. If two appraisers are chosen, each party shall pay the costs of its appraiser. The running of all time periods provided in this Section 4.1 shall be tolled until such appraisal is completed and delivered to the Company and/or Tek, as the case may be.

     4.2 TERMINATION. The terms of this Section 4 shall terminate upon and not apply to (i) a Qualified IPO or (ii) the sale in a single or related series of mandatory transactions (with the initial transaction identifying the remaining transactions in the series) more than two-thirds (2/3) of the then outstanding capital stock of the Company (determined on an as-converted basis, if applicable). Upon termination of this Section 4, the entire Agreement shall simultaneously terminate.

     4.3 FAMILY AND AFFILIATE TRANSFERS. Notwithstanding anything to the contrary in this Section 4, an individual Investor may transfer, by lifetime sale, gift, bequest at death under such individual Investor's last will and testament or by other means any of his or her shares of capital stock in the Company to (i) a member of his or her Immediate Family (as defined below) or
(ii) any trust whose sole beneficiaries are members of his or her immediate family; PROVIDED, HOWEVER, that no such transfers shall be made pursuant to any divorce or separation proceeding or settlement. Notwithstanding anything to the

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

contrary in this Section 4, an Investor that is other than an individual may transfer its shares of capital stock in the Company to any Affiliate (as defined below) of the Investor. An "Affiliate" of a specified person is a person that directly, or indirectly, controls or is controlled by, or is under common control with, the person specified. "Immediate Family" means any spouse, lineal descendant, father, mother, brother or sister of such Founder. As a condition to such transfer, the transferees of such shares must execute a consent in form acceptable to legal counsel to the Company agreeing to become fully bound by the terms of this Agreement as an Investor hereunder (with Tek's transferees having the rights specifically granted to Tek in Section 4 of this Agreement), and such transferees shall thereafter be deemed to be Investors for all purposes of this Agreement. In the case of the death of an individual Investor exercising his or her rights under this Section 4.3, the personal representative (which may include, without limitation, an executor, trustee or other person acting on behalf of the estate or a trust of such individual Investor) of such individual Investor shall be authorized to exercise, on behalf of such individual Investor, such individual Investor's right to make a transfer described in the first sentence of this Section 4.3. Any individual Investor or his or her personal representative effecting such a transfer shall provide the Company and the Investors with written notice thereof.

                                   SECTION 52

                                  MISCELLANEOUS

     5.1 GOVERNING LAW: INJUNCTIVE RELIEF. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflicts of law thereunder. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

     5.3 ASSIGNMENT. Except as otherwise provided herein, and in accordance with the other provisions of this Agreement, each Investor may assign or transfer any and all rights granted to it hereunder (a) to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, controlling, controlled by or under common control with the Investor and (b) to any transferee or assignee of any Series A Shares or Conversion Shares. The Investor(s) shall promptly provide notice of such assignment or transfer to the Company. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign its rights hereunder.


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

     5.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     5.5 AMENDMENT; WAIVER. This Agreement may be amended or modified in writing only by the Company and any Investor(s) holding a majority in interest of the aggregate outstanding Common Stock and/or Conversion Shares owned by the Investors. No failure or delay in exercising any right hereunder shall be
construed  as  a  waiver   thereof,   either  in  the  particular   instance  or
prospectively.

     5.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient (i) upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or by e-mail with the ability to obtain acknowledgement of delivery, or (ii) four days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below:

                  If to the Company:

                  BugSolver.com, Inc.
                  18881 Von Karman Avenue
                  Suite 250 Irvine, CA 92612 Fax:
                  Attention:  President

                  With a copy to:

                  Peter W. Rothberg
                  Nixon Peabody LLP
                  437 Madison Avenue
                  New York, NY 10022-7001
                  Fax: (212) 940-3111

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

                  If to Tek:

                  TekInsight.Com, Inc.
                  18881 Von Karman Avenue
                  Suite 250 Irvine, CA 92612 Fax:
                  Attention:  President
                  With a copy to:

                  Peter W. Rothberg
                  Nixon Peabody LLP
                  437 Madison Avenue
                  New York, NY 10022-7001
                  Fax: (212) 940-3111


                  If to the Additional Investors:

                  To the addresses of the
                  Additional Investors set forth
                  on Annex 1

     5.7 DELAY OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default by another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default occurring thereafter; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     5.8 RIGHTS; SEVERABILITY. Unless otherwise expressly provided herein, each party's rights hereunder are several rights, not rights jointly held with any of the other party. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.9 EXPENSES. Each of the Company, Tek and each of the Additional Investors shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     5.10 TITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


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

     5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 [balance of this page intentionally left blank]


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



         The parties have executed this Shareholders Agreement as of the date first written above.

                                                     BUGSOLVER.COM, INC.


                                                     By:
                                                          Name:
                                                          Title:


                                                     TEKINSIGHT.COM,INC

                                                     By:
                                                          Name:
                                                          Title:


                                                     ADDITIONAL INVESTORS:


                                                     H.T. ARDINGER & SON, INC.


                                                     By:
                                                           Name:
                                                           Title:
                                                           M. Douglas Atkins

                                     Annex 1

ADDITIONAL INVESTORS

H.T. Ardinger & Son, Inc.
P.O. Box 569 360
Dallas, TX 75356 Fed ID#: 75-098-1425

M. Douglas Atkins
1601 Elm Street
Dallas, TX 75201 SS#: ###-##-####